Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

1.
Registration Statement (Form S-8, File No. 333-117173) pertaining to the 2002 Stock Incentive Plan of Momenta Pharmaceuticals, Inc., 2004 Stock Incentive Plan of Momenta Pharmaceuticals, Inc., and 2004 Employee Stock Purchase Plan of Momenta Pharmaceuticals, Inc.;

2.
Registration Statements (Form S-8, File Nos. 333-140760, 333-149253, 333-157275, 333-164892, 333-172155, and 333-179760) pertaining to the 2004 Stock Incentive Plan, as amended, of Momenta Pharmaceuticals, Inc.;

3.	Registration Statement (Form S-8, File No. 333-190394) pertaining to the 2013 Incentive Award Plan of Momenta Pharmaceuticals, Inc.;

4.
Registration Statement (Form S-8, File No. 333-197582) pertaining to the 2013 Incentive Award Plan, as amended, of Momenta Pharmaceuticals, Inc. and 2004 Employee Stock Purchase Plan, as amended, of Momenta Pharmaceuticals, Inc.;

5.	Registration Statement (Form S-8, File No. 333-206112) pertaining to the 2013 Incentive Award Plan, as amended, of Momenta Pharmaceuticals, Inc.;

6.	Registration Statement (Form S-8, File No. 333-212991) pertaining to the 2013 Incentive Award Plan, as amended and restated, of Momenta Pharmaceuticals, Inc.;

7.
Registration Statement (Form S-8, File No. 333-219764) pertaining to the 2013 Incentive Award Plan, as amended and restated, of Momenta Pharmaceuticals, Inc. and 2004 Employee Stock Purchase Plan, as amended and restated, of Momenta Pharmaceuticals, Inc.; and

8.	Registration Statement (Form S-3, File No. 333-209813) and related Prospectus of Momenta Pharmaceuticals, Inc. for the registration of common stock, preferred stock, debt securities, and warrants;

of our reports dated February 26, 2018, with respect to the consolidated financial statements of Momenta Pharmaceuticals, Inc., and the effectiveness of internal control over financial reporting of Momenta Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP
Boston, Massachusetts
February 26, 2018